EXHIBIT 99.1

PHOENIX FOOTWEAR

REPORTS THIRD QUARTER 2010 RESULTS

CARLSBAD, Calif., November 16, 2010 — Phoenix Footwear Group, Inc. (NYSE Amex: PXG) today reported results for the third quarter ended October 2, 2010.

Third Quarter 2010 Highlights:

•	Loss from continuing operations of $1.1 million compared to a loss of $1.0 million for the third quarter of 2009.

•

Net loss of $1.1 million, or $0.14 per share, compared to net earnings of $60,000, or $0.01 per share, for the third quarter of 2009. Net sales of $4.9 million, down $565,000 compared to net sales of $5.5 million for the third quarter of 2009.

•	Funded bank debt balance of $2.4 million at the close of the third quarter, down 18% compared to $3.0 million at the close of the fourth quarter of 2009.

•	Since the quarter end, the Company entered into a new larger credit facility to fund the Company’s anticipated growth.

For the quarter ended October 2, 2010, net sales totaled $4.9 million compared to $5.5 million in the prior year comparative period. For the current quarter, Trotters and Softwalk were down 9% and 6%, respectively.

James Riedman, President and Chief Executive Officer, commented, “During the quarter we continued to experience a soft retail marketplace, particularly among our independent retail customers. While we began the quarter with a solid backlog, reorders did not materialize as we anticipated, resulting in lower sales. Nevertheless, we were able to accomplish several important things during the quarter, which we believe will result in materially better results in 2011. We have continued to open new retail accounts and secure increases in our Spring 2011 future orders. Additionally, we have taken further costs out of our business, reducing our projected SG&A for the upcoming year by over $2 million. Lastly, we put a new and substantially larger credit facility in place to fund our working capital and inventory needs.”

Gross profit was $1.4 million for the quarter, down 27% compared to the prior year’s comparable quarter. Gross margin decreased to 29%, a decrease of six percentage points over the third quarter of 2009 and an increase of nine percentage points from the most recent quarter. Selling, general and administrative expenses, or SG&A, totaled $2.4 million, down 10% compared to $2.6 million in the third quarter of 2009.

In the third quarter, our net loss totaled $1.1 million. Operating loss from continuing operations for the quarter totaled $1.1 million compared to an operating loss of $1.0 million in the prior year comparative period.

Banking Update

On November 3, 2010, the Company, together with its subsidiaries, entered into a Loan and Security Agreement with Gibraltar Business Capital, LLC and Westran Industrial Loan Co., LLC, for a three-year revolving credit facility and a three-year term loan, collateralized by substantially all of the assets of the Company and its subsidiaries. The Loan and Security Agreement provides for up to $5.75 million in borrowing capacity consisting of a secured first lien revolving credit facility of up to $4.25 million (subject to a borrowing base as defined in the Loan and Security Agreement) with a three-year maturity and a secured second lien term loan of $1.5 million with a three-year maturity.

As of November 9, 2010, we had $1.5 million and $2.3 million outstanding under the term loan and the revolving credit facility, respectively, and $1.2 million in available borrowing capacity under the revolving credit facility.

The description of the agreements above is qualified in its entirety by reference to the full text of the applicable agreements, copies of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended October 2, 2010.

NYSE Amex Delisting Update

On October 26, 2010, we filed a preliminary proxy statement with the SEC seeking stockholder approval for a reverse stock split that would allow the Company to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and as a result thereof, terminate its periodic reporting obligations with the Securities and Exchange Commission. The proposed plan is expected to permit the Company to forgo many of the expenses associated with operating as a public company, including the substantial costs associated with the compliance and auditing requirements of the Sarbanes-Oxley Act of 2002. The deregistration will be accomplished by a reverse 1:200 stock split of the Company’s common shares. All shareholders of record owning fewer than 200 shares prior to the reverse stock split would be cashed out by the Company at a price of $0.75 per pre-split share. The reverse split will be followed immediately by a 200:1 forward split of the Company’s common shares, which will return all shareholders owning more than 200 shares to the same number of shares they owned prior to the reverse and forward split transactions. If, after completion of the reverse and forward stock splits, the Company has fewer than 300 shareholders of record, the Company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended. If that occurs, the Company will be relieved of its requirements to comply with the Sarbanes-Oxley Act of 2002 and to file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.

Additional Information

The stock split is subject to stockholder approval. The Company expects to call a meeting for January 2011 for approval of the plan. Subject to SEC review of the preliminary proxy statement, the Company will be filing a definitive proxy statement and other relevant documents with the SEC with respect to the planned stock split and deregistration and other matters to be addressed at a special meeting of stockholders. INVESTORS SHOULD READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors will be able to obtain the proxy statement, and any other relevant documents, free of charge at the Securities and Exchange Commission’s website, http://www.sec.gov and at www.envisionreports.com/pxg. Copies of the proxy statement, and other relevant documents, can also be obtained by directing a request to the Company at 5840 El Camino Real, Suite 106, Carlsbad, California 92008., Attention: Corporate Secretary. The respective directors and executive officers of Phoenix Footwear Group, Inc., including its Chairman and Chief Executive Officer, James R. Riedman, may be deemed to be participants in the solicitation of proxies with respect to the special meeting. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the Securities and Exchange Commission.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, specializes in quality comfort women’s and men’s footwear with a design focus on fitting features. Phoenix Footwear designs, develops, markets and sells footwear in a wide range of sizes and widths under the brands Trotters®, SoftWalk®, and H.S. Trask®. These brands are primarily sold through department stores, leading specialty and independent retail stores, mail order catalogues and internet retailers and are carried by approximately 650 customers in over 900 retail locations throughout the U.S. Phoenix Footwear has been engaged in the manufacture or importation and sale of quality footwear since 1882.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding Phoenix Footwear’s ability to repay its bank debt in a timely manner, ability to obtain stockholder approval for the stock split and the anticipated benefits of its planned deregistration, future growth and performance of its individual brands, expected financial performance and condition for fiscal 2010 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s annual report on Form 10-K for the fiscal year ended January 2, 2010 filed with the Securities and Exchange Commission, and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: the risk that Phoenix Footwear will not be able to continue as a going concern; the risk that Phoenix Footwear may in the future default on its secured credit facility; the risk that Phoenix Footwear could be delisted from the NYSE Amex; Phoenix Footwear’s ability to sustain its return to profitability and positive cash flow from continuing operations; the risk that Phoenix Footwear may need additional capital and that such capital, if needed, will not be on favorable terms; the risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; changing consumer preferences and fashion trends; competition from other companies in Phoenix Footwear’s markets; Phoenix Footwear’s ability to manage inventory levels; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom Phoenix Footwear is past-due; fluctuations in the price, availability and quality of raw materials; changes in the mix of Phoenix Footwear’s customers; fluctuations in its financial results as a result of the seasonality in its business; Phoenix Footwear’s ability to protect its intellectual property rights; the risk that Phoenix Footwear is controlled by a principal stockholder; the risk associated with claims arising from divestiture transactions, including indemnification claims and, the risk that Phoenix Footwear’s stock is thinly traded and volatile. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release speak only as of the date of this press release and are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear expressly disclaims any obligation to release publicly any update or revision to any forward-looking statement contained herein if there are changes in Phoenix Footwear’s expectations or if any events, conditions or circumstances on which any such forward-looking statement is based.

Contact:

Dennis T. Nelson
Chief Financial Officer
Phoenix Footwear Group, Inc.
(760) 602-9688

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)
	October 2, 2010	January 2, 2010
ASSETS

Current assets:
Cash and cash equivalents	$179	$356
Accounts receivable, net	2,999	2,559
Inventories, net	6,069	6,392
Other current assets	649	2,108
Income tax receivable	136	2,205
Current assets of discontinued operations	—	13

Total current assets	10,032	13,633

Property, plant and equipment, net	805	1,021
Other assets	—	48
TOTAL ASSETS	$10,837	$14,702

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,432	$2,956
Accounts payable	2,643	3,124
Accrued expenses	925	1,216
Other current liabilities	206	453
Current liabilities of discontinued operations	245	2,076

Total current liabilities	6,451	9,825

Other long-term liabilities	309	376

Total liabilities	6,760	10,201

Stockholders’ equity	4,077	4,501

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,837	$14,702

Phoenix Footwear Group, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	October 2, 2010		October 3, 2009
Net sales	$4,888	100%	$5,453	100%
Cost of goods sold	3,490	71%	3,536	65%

Gross profit	1,398	29%	1,917	35%

Operating expenses:
Selling, general and administrative	2,372	49%	2,621	48%

Total operating expenses	2,372	49%	2,621	48%

Operating loss	(974)	-20%	(704)	-13%

Interest expense, net	126	3%	306	6%

Loss before income taxes and discontinued operations	(1,100)	-23%	(1,010)	-19%

Income tax expense	12	-%	9	0%

Loss from continuing operations	(1,112)	-23%	(1,019)	-19%

Earnings from discontinued operations, net of tax	23	1%	1,079	20%

Net earnings (loss)	$(1,089)	-22%	$60	1%

Earnings (loss) per share:

Basic and diluted
Continuing operations	$(0.14)		$(0.12)
Discontinued operations	—		0.13

Net earnings (loss)	$(0.14)		$0.01

Weighted-average shares outstanding:
Basic and diluted	8,166		8,166

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	(Unaudited)
	Nine Months Ended
	October 2, 2010		October 3, 2009
Net sales	$14,560	100%	$15,505	100%
Cost of goods sold	10,347	71%	11,003	71%

Gross profit	4,213	29%	4,502	29%

Operating expenses:
Selling, general and administrative	6,830	47%	8,883	57%
Other expense, net	—	-%	1,018	7%

Total operating expenses	6,830	47%	9,901	64%

Operating loss	(2,617)	-18%	(5,399)	-35%

Interest expense, net	262	2%	457	3%

Loss before income taxes and discontinued operations	(2,879)	-20%	(5,856)	-38%

Income tax expense	12	0%	18	0%

Loss from continuing operations	(2,891)	-20%	(5,874)	-38%

Earnings (loss) from discontinued operations, net of tax	2,443	17%	(2,143)	-14%

Net loss	$(448)	-3%	$(8,017)	-52%

Earnings (loss) per share:

Basic and diluted
Continuing operations	$(0.35)		$(0.72)
Discontinued operations	0.30		(0.26)

Net earnings (loss)	$(0.05)		$(0.98)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,166

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